DEFINITIVE AGREEMENT

This Definitive Agreement dated as of the 19th day of April 2002

BETWEEN:

               DURO ENZYME SOLUTIONS INC., a corporation formed under the laws of the State of Nevada having an address at 20436 Fraser Highway, Langley, BC, Canada, V3A 4G2

AND:

               PETRUZZO PRODUCTS, INC., a company formed under the laws of the State of New York having an address at 603 Main Street, Corinth, New York, USA, 12822

WHEREAS:

Duro Enzyme Solutions, Inc.'("DESI") and Petruzzo Products Inc. ("PPI) (each a "Party" and collectively the "Parties") enter into a Definitive Agreement in which the Parties agree to form a Limited Liability Corporation ("New York LLC"), under the laws of the State of New York, to be jointly owned, 50% by DESI and 50% by PPI.

This Definitive Agreement is based upon the following conditions between the Parties.

a) DESI and PPI will form and incorporate New York LLC, a joint venture partnership, with 50% ownership by DESI and 50% ownership by PPI.

b)     DESI will provide three (3) Directors of New York LLC.

c)     PPI will provide three (3) Directors of New York LLC,

d)     The Directors of New York LLC will appoint Officers of New York LLC.

e) DESI will provide the financing to launch the first bio-solid receiving, processing, and gasification facility at the current PPI location.

f) DESI will provide the expertise to New York LLC to market and sell the end products of bio-solids processing and gasification, specifically and initially pellets manufactured and produced from bio-solids and sludges, and energy from gasification of pellets.

g)     New York LLC owns all the end products generated by New York LLC.


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h)     The management of New  York  LLC  will  choose,  organize,  and implement strategies to arrange financing to launch the business plan of New York LLC, whereby PPl will provide all permits, leases, applicable know-how, expertise, studies, marketing rights, real estate, equipment, facilities, products, technologies, agreements, letters of intent, letters of understanding, contracts, and any and all other applicable PPl assets, as well as all benefits of any and all strategic alliances, to New York LLC,

i) DESI will allocate US$10-million to New York LLC subject to the business potential, profitability, truth, and success of the business plan being verified with the completion of the first showcase facility, owned by New York LLC, located at the current PPl location.

j) DESI and PPl will sign non-compete and non-circumvent agreements protecting the exclusive rights of New York LLC to each members rights, re-sources and knowledge which are dedicated to, acquired by and developed by New York LLC throughout the life of New York LLC.

Based on the foregoing conditions, the Parties will execute this Definitive Agreement.

DESI represents and warrants that:

       i. It is duly organized and in good standing;
      ii. It has the authority to enter in to this Definitive Agreement;
     iii. It requires no consents or approvals and this Definitive Agreement is not in violation of any other agreements; and
      iv. It is in compliance with all applicable permits and laws.

PPl shall represent and warrant that:

       i. It is duly organized and in good standing;
      ii. It has the authority to enter in to this Definitive Agreement
     iii. It requires no consents or approvals and this Definitive Agreement is not in violation of any other agreements;
      iv. It is not a party to any legal proceeding; and
       v. It is in compliance with ail applicable permits and laws.


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Agreed to by:

/s/ Perry Smith
------------------------------------------------
Perry Smith,
President, Dura Enzyme Solutions Inc.





Agreed to by:
/s/ Ralph Petruzzo
------------------------------------------------
Ralph Petruzzo
President, Petruzzo Products Inc.


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